                                SCHEDULE 14A


                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.   )


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12
     Carolina Power & Light Company
     --------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

     Merrill
     --------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(I)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     --------------------------------------------------------------------------
     4)  Proposed Maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     5)  Total fee paid:

     --------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:

     --------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     3)  Filing Party:

     --------------------------------------------------------------------------
     4)  Date Filed:

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
                         CAROLINA POWER & LIGHT COMPANY
                            411 FAYETTEVILLE STREET
                         RALEIGH, NORTH CAROLINA 27601

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1997

    The Annual Meeting of the Shareholders of Carolina Power & Light Company will be held in the auditorium at the North Carolina Museum of Art, 2110 Blue Ridge Road, Raleigh, North Carolina, on May 7, 1997, at 10 o'clock a.m. The meeting will be held in order to:

    (1) Elect three Class II directors of the Company to serve for three-year terms;

    (2) Act upon a proposal to adopt the 1997 Equity Incentive Plan; and

    (3) Transact any other business properly brought before the meeting.

    All shareholders of $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on February 28, 1997, will be entitled to vote. The stock transfer books will remain open.

                                          By order of the Board of Directors.

                                          WILLIAM D. JOHNSON

                                          Vice President, Senior Counsel and
                                          Assistant Secretary

Raleigh, North Carolina
March 31, 1997

 YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT AS MANY SHARES AS POSSIBLE WILL BE REPRESENTED.

                         CAROLINA POWER & LIGHT COMPANY
                            411 FAYETTEVILLE STREET
                         RALEIGH, NORTH CAROLINA 27601

                            ------------------------

                                PROXY STATEMENT
                                    GENERAL

    This Proxy Statement is furnished in connection with the the Board of Directors' of Carolina Power & Light Company (Company) solicitation of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held in the auditorium at the North Carolina Museum of Art, 2110 Blue Ridge Road, Raleigh, North Carolina on May 7, 1997, at 10 o'clock a.m. (For directions to the meeting location, please see the map included at the end of the Proxy Statement.) The Proxy Statement and form of proxy were first sent to shareholders on or about March 31, 1997.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, TO THE PERSONS WHOSE PROXIES ARE SOLICITED. ANY EXHIBIT TO FORM 10-K IS ALSO AVAILABLE UPON WRITTEN REQUEST AT A REASONABLE CHARGE FOR COPYING AND MAILING. WRITTEN REQUESTS SHOULD BE MADE TO MR. MARK F. MULHERN, VICE PRESIDENT AND TREASURER, CAROLINA POWER & LIGHT COMPANY, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602.

                                    PROXIES

    The accompanying proxy is solicited by the Board of Directors of the Company and the entire cost of solicitation will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited by telephone, telegraph or personally by officers and employees of the Company, who will not be specially compensated for such services. Additionally, solicitation of proxies will be made by Morrow & Co., Inc. at a cost to the Company of approximately $5,000 plus out-of-pocket expenses.

    Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. A shareholder may revoke his proxy at any time before it is exercised by filing written notice of revocation or by filing a later valid proxy with the Secretary of the Company. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies that do not contain specifications will be voted for the election of Directors as set forth in this Proxy Statement, for the proposal to adopt the 1997 Equity Incentive Plan, and, in the discretion of the named proxies, upon any other business properly brought before the meeting.

                               VOTING SECURITIES

    The Directors of the Company have fixed February 28, 1997, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of the Company's $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Holders of $5 Preferred Stock, Serial Preferred Stock and Common Stock will vote together without regard to class, and each share is entitled to one vote. As of February 28, 1997, there were outstanding 237,259 shares of $5 Preferred Stock, 1,200,000 shares of Serial Preferred Stock and 151,415,722 shares of Common Stock.

    Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast. Withheld votes will have no effect. Approval of the proposal relating to the 1997 Equity Incentive Plan will require the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represents over 50% of the shares entitled to vote on the proposal. Abstentions will not have the effect of "negative" votes with respect to the proposal. Broker shares that are not voted with respect to approval of the Plan will not be included in determining the number of shares cast. Approvals of other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of the shares voted on such matters. Abstentions from voting and broker non-votes will not have the effect of a "negative" vote with respect to any such matters.

                             ELECTION OF DIRECTORS

    Based on the report of the Nominating Committee (see page 7), the Board of Directors nominates for election the three nominees listed below. Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted for the election of the three nominees as Directors in Class II to serve for the term expiring in 2000, and until their respective successors have been elected and qualified:

                                         CLASS II
                                  (Term expiring in 2000)

           EDWIN B. BORDEN, RICHARD L. DAUGHERTY, AND ROBERT L. JONES

    Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a director.

    The names of the three nominees for election to the Board of Directors and of the other Directors, along with their ages, principal occupations or employment for the past five years, and current directorships are set forth below.

                         DIRECTOR NOMINEES -- CLASS II
                            (Terms Expiring in 2000)

    EDWIN B. BORDEN, age 63, is President of The Borden Manufacturing Company, a textile yarn manufacturer. He has served as a Director of the Company since 1985 and also serves as a director of Jefferson-Pilot Corporation, Triangle Bancorp, Inc., Ruddick Corporation and Winston Hotels, Inc.

    RICHARD L. DAUGHERTY, age 61, is the Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University. He previously served as Vice President of IBM PC Company, manufacturers and distributors of personal computers worldwide, and also as Senior State Executive for IBM Corporation in North Carolina. Mr. Daugherty retired from IBM in August 1994. He has served as a Director of the Company since 1992.

    ROBERT L. JONES, age 60, is President of Davidson and Jones Corporation, general contractors/ developers and operators of real estate properties. He has served as a Director of the Company since 1990 and also serves as a director of Giant Cement Holding, Inc.

                  DIRECTORS CONTINUING IN OFFICE -- CLASS III
                            (Terms Expiring in 1998)

    FELTON J. CAPEL, age 70, is President of Century Associates of North Carolina, distributors of cookware and housewares. He has served as a Director of the Company since 1972.

    WILLIAM CAVANAUGH III, age 58, is President and Chief Executive Officer of the Company (since October 1996). He previously served as President and Chief Operating Officer of the Company (since September 1992). Prior to September 1992, he served in various executive capacities for Entergy Corporation and its affiliates. He has served as a Director of the Company since 1993.

    CHARLES W. COKER, age 63, is Chairman and Chief Executive Officer of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products. He has served as a Director of the Company since 1975 and also serves as a director of NationsBank Corporation, Sara Lee Corporation and Springs Industries, Inc.

    ESTELL C. LEE, age 61, is President of The Lee Company, a building supplies company. Previously, she was Secretary of the North Carolina Department of Economic and Community Development and President of Seacor, Inc. She has served as a Director of the Company since 1988.

                   DIRECTORS CONTINUING IN OFFICE -- CLASS I
                            (Terms Expiring in 1999)

    LESLIE M. BAKER, JR., age 54, is President and Chief Executive Officer of Wachovia Corporation, an interstate bank holding company (since January 1994). He previously served as President and Chief Operating Officer of Wachovia Corporation (from February 1993 to December 1993) and as President and Chief Executive Officer of Wachovia Bank of North Carolina, N.A., a subsidiary of Wachovia Corporation (from January 1990 to May 1993). He also served in various executive capacities for other subsidiaries of Wachovia Corporation. He has served as a Director of the Company since 1995.

    WILLIAM O. MCCOY, age 63, is Vice President-Finance of the University of North Carolina (since 1994). He previously served as Vice Chairman of the Board of BellSouth Corporation and President and Chief Executive Officer of BellSouth Enterprises. He has served as a Director of the Company since 1996 and also serves as a director of Fidelity Investments, The Kenan Corporation, Liberty Corporation and Weeks Corporation.

    SHERWOOD H. SMITH, JR., age 62, is Chairman of the Company's Board of Directors (since October 1996). He previously served as Chairman and Chief Executive Officer (since 1992) and as Chairman/President and Chief Executive Officer. He has served as a Director of the Company since 1971 and also serves as a director of Wachovia Corporation, Springs Industries, Inc., and Northern Telecom Limited, and as a Trustee of The Northwestern Mutual Life Insurance Company.

    J. TYLEE WILSON, age 65, is retired Chairman and Chief Executive Officer of RJR Nabisco, Inc. He has served as a Director of the Company since 1987 and also serves as a director of BellSouth Corporation.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of any class of the Company's voting securities as of December 31, 1996.

-------------------------------------------------------------------------------------------

                                                                      NUMBER OF
                                                                       SHARES
                                  NAME AND ADDRESS OF               BENEFICIALLY   PERCENTAGE
   TITLE OF CLASS                   BENEFICIAL OWNER                    OWNED       OF CLASS
----------------------------------------------------------------------------------------------

Serial Preferred      The Colonial Group, Inc.                           30,000(1)     6%
Stock,                One Financial Center
$7.72 Series          Boston, MA 02111

Common Stock          Wachovia Bank of North Carolina, N.A.           8,791,601(2)    5.8%
                      Post Office Box 3099
                      Winston-Salem, NC 27102
-------------------------------------------------------------------------------------------

(1)The Colonial Group, Inc. has shared voting power and shared dispositive power with respect to these shares.

(2)Consists of shares of Common Stock held in fiduciary capacity as Trustee of the Company's Stock Purchase-Savings Plan. Wachovia Bank of North Carolina, N.A. has sole voting power with respect to 593,445 shares, shared voting power with respect to 8,156,231 shares, sole dispositive power with respect to 536,818 shares and shared dispositive power with respect to 129,440 shares.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK

    The following table describes the beneficial ownership of the Common Stock of the Company and ownership of Common Stock units as of December 31, 1996 of
(i) all current Directors and nominees for Director, (ii) each executive officer of the Company named in the Summary Compensation Table presented later in this document and (iii) all Directors and executive officers as a group. A unit of Common Stock does not represent an equity interest in the Company and possesses no voting rights, but is equal in value at all times to a share of Common Stock. As of December 31, 1996, none of the individuals or group in the above categories owned one percent (1%) or more of any class of the Company's voting securities.

-------------------------------------------------------------------

                                       NUMBER OF SHARES OF COMMON
                                                  STOCK
                                        BENEFICIALLY OWNED(1) AND
                                           UNITS REPRESENTING
                NAME                        SHARES OF COMMON
                                            STOCK (2),(3),(4)
-------------------------------------------------------------------
Leslie M. Baker, Jr.                  1,000            Common Stock
                                      1,496(2)         Units
Edwin B. Borden                       4,109            Common Stock
                                      10,624(2)        Units
Felton J. Capel                       1,000            Common Stock
                                      9,886(2)         Units
William Cavanaugh III                 12,044(5)        Common Stock
                                      25,413(3),(4)    Units
Charles W. Coker                      3,448(6)         Common Stock
                                      11,502(2)        Units
Richard L. Daugherty                  772              Common Stock
                                      5,202(2)         Units
James M. Davis, Jr.                   20,056           Common Stock
                                      6,142(3),(4)     Units
Glenn E. Harder                       628              Common Stock
                                      2,655(3),(4)     Units
Richard E. Jones                      11,537           Common Stock
                                      4,895(3),(4)     Units
Robert L. Jones                       2,000            Common Stock
                                      8,055(2)         Units
Estell C. Lee                         4,484(7)         Common Stock
                                      10,544(2)        Units
William O. McCoy                      1,170            Common Stock
                                       72(2)           Units
William S. Orser                      4,014            Common Stock
                                      9,596(3),(4)     Units
Sherwood H. Smith, Jr.                71,499(8)        Common Stock
                                      115,058(3),(4)   Units
J. Tylee Wilson                       5,000            Common Stock
                                      433(2)           Units
Shares of Common Stock beneficially
 owned by all directors and
 executive officers of the Company
 as a group (18 persons)              152,116          Common Stock

    (1)Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

    (2)Consists of units representing Common Stock of the Company under the Directors' Deferred Compensation Plan (see "Directors' Compensation" on page 8).

    (3)Consists of performance units under the Long-Term Compensation Program (see "Long-Term Incentive Plan Awards Table" on page 12 and footnote 1 thereunder for units awarded in 1996).

    (4)Consists of replacement units to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made but for the deferral of salary under the Deferred Compensation Plan for Key Management Employees and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended (see "Summary Compensation Table" on page 9 and footnote 4 thereunder).

    (5)Includes 230 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (6)Includes 3,248 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (7)Includes 160 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (8)Does not include 900 shares owned by members of immediate family to which beneficial ownership has been disclaimed.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Inadvertently, Mr. Charles W. Coker, a Director of the Company, did not file on a timely basis two required reports relating to two transactions. Those transactions involved purchases of a total of 31 shares of the Company's Common Stock by a member of Mr. Coker's family (18 shares were purchased on August 8, 1991, at a price of $47.75 per share, and 13 shares were purchased on August 14, 1994, at a price of $26.25 per share). When the reporting omissions were brought to Mr. Coker's attention, he reported both transactions on a timely filed Form 5 for 1996.

                               BOARD OF DIRECTORS

    The Board of Directors is currently comprised of eleven members. The Board of Directors met six times in 1996. Average attendance of the Directors at the meetings of the Board and its Committees held during 1996 was 96%.

    The Board of Directors appoints from its members an Executive Committee, a Committee on Audit, Finance and Corporate Performance, a Committee on System Operations, Forecasting and Development, a Committee on Personnel, Executive Development and Compensation, a Committee on Customer and Public Relations, and a Nominating Committee.

                              EXECUTIVE COMMITTEE

    The Executive Committee is presently composed of one Officer/Director and four Directors-- Messrs. Sherwood H. Smith, Jr., Chairman, William Cavanaugh III, Richard L. Daugherty, Robert L. Jones and William O. McCoy. The authority and responsibility of the Executive Committee are provided in the Company's Charter and By-Laws. The Committee held four meetings in 1996.

                          COMMITTEE ON AUDIT, FINANCE
                           AND CORPORATE PERFORMANCE

    The Committee on Audit, Finance and Corporate Performance is presently composed of four outside Directors--Mr. J. Tylee Wilson, Chairman, Ms. Estell C. Lee and Messrs. Charles W. Coker and William O. McCoy. The work of this Committee includes review of the performance of the independent auditors and the internal audit department. The Committee reviews corporate goals established by the Company and the Company's progress in achieving these goals. The Committee also maintains an overall view of the long and short range financial planning of the Company and the supporting rate action. The Committee held three meetings in 1996.

                        COMMITTEE ON SYSTEM OPERATIONS,
                          FORECASTING AND DEVELOPMENT

    The Committee on System Operations, Forecasting and Development is presently composed of five outside Directors--Messrs. Edwin B. Borden, Chairman, Leslie M. Baker, Jr., Felton J. Capel, Richard L. Daugherty, and Robert L. Jones. The Committee examines the Company's projections of the economic development of the Company's service area and the estimates of sales and load growth. The Committee considers recommendations on the locations of generating facilities and types of fuels for these facilities. It also reviews the Company's construction budget and generation plan. The Committee held two meetings in 1996.

                       COMMITTEE ON PERSONNEL, EXECUTIVE
                          DEVELOPMENT AND COMPENSATION

    The Committee on Personnel, Executive Development and Compensation is presently composed of five outside Directors--Messrs. Charles W. Coker, Chairman, Edwin B. Borden, Robert L. Jones, William O. McCoy and J. Tylee Wilson. The Committee ascertains that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Committee reviews all executive development plans, makes executive compensation decisions and oversees plans for management succession. The Committee held seven meetings in 1996.

                   COMMITTEE ON CUSTOMER AND PUBLIC RELATIONS

    The Committee on Customer and Public Relations is presently composed of four outside Directors-- Ms. Estell C. Lee, Chairman, and Messrs. Leslie M. Baker, Jr., Felton J. Capel and Richard L. Daugherty. It is the responsibility of the Committee to review, monitor and assess the effectiveness of the Company's communications programs for informing its customers, the general public and the various governmental bodies. The Committee held two meetings in 1996.

                              NOMINATING COMMITTEE

    The Nominating Committee is presently composed of four outside Directors--Mr. Edwin B. Borden, Chairman, Ms. Estell C. Lee and Messrs. Charles
W. Coker, and J. Tylee Wilson. The Committee proposes to the Board annually a slate of nominees for directors to be submitted to the shareholders for election at the Annual Meeting of Shareholders. It is also the responsibility of the Committee to submit nominations for the filling of vacancies which occur at other times. Shareholder suggestions as to persons suitable for service on the Board sent to the Chairman of the Nominating Committee at the Company's principal office are received and considered by the Nominating Committee. The Committee held one meeting in 1996.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $26,000, of which $8,000 is automatically deferred under the Directors' Deferred Compensation Plan (see below), and an attendance fee of $1,000 per meeting for regularly scheduled Board meetings. Directors who are not employees of the Company also receive an attendance fee for committee meetings of $1,000 for committee members and $1,200 for committee chairmen except that the attendance fee is $500 and $600 for committee members and committee chairmen, respectively, for a committee meeting held on the day of a regularly scheduled Board meeting or another committee meeting. Directors who are officers do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors.

    In addition to the $8,000 in annual retainer that is automatically deferred, outside Directors may elect to defer the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Directors' Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of Units of Common Stock of the Company, but participating Directors receive no equity interest or voting rights in the Common Stock. The number of Units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of Units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the Units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company's Common Stock on the date of payment multiplied by the number of Units credited to the participant's account.

    Directors are also eligible for matching contributions of up to $8,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in the Company's Stock Purchase-Savings Plan. In the event that five of the corporate incentive goals are met, the $8,000 portion of the annual retainer that is automatically deferred pursuant to the Directors' Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent).

    An unfunded plan for outside Directors who have served on the Board for a minimum period of five years provides retirement compensation to outside Directors in an amount established by the Board (currently $15,000 annually) for life or for the number of years the individual has served on the Board, whichever period expires first.

    All of the Directors participate in a Directors' Educational Contribution Plan. The plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to the Company at the death of the second to die in each pair. All costs of the plan are expected to be covered from the life insurance proceeds to be received by the Company. Pursuant to this plan, the Company will make a contribution in the name of each Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the Director from the Board of Directors or ten years from the date of adoption of the plan. If a Director has served as a Director for at least five but less than ten years at the time the contribution is to be made, the Company will contribute $250,000 in the name of the Director. If the Director has served for ten or more years, the amount of the contribution will be $500,000. The plan may be terminated at any time in the discretion of the Executive Committee without recourse or obligation to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                    -------------------------
                                              ANNUAL COMPENSATION                     AWARDS        PAYOUTS
                                ------------------------------------------------    ----------     ----------
                                                                       OTHER        RESTRICTED
                                                                      ANNUAL          STOCK           LTIP         ALL OTHER
           NAME AND                    SALARY(1)    BONUS(2)       COMPENSATION(3)  AWARD(S)(4)    PAYOUTS(5)     COMPENSATION(6)
      PRINCIPAL POSITION        YEAR      ($)          ($)              ($)            ($)            ($)             ($)
------------------------------------------------------------------------------------------------------------------------------
Sherwood H. Smith, Jr.,          1996   $662,000   $   400,000         $51,817      $ 30,578(8)         N/A       $ 88,785(9)
 Chairman (Chief Executive       1995    630,000       360,000(7)       7,989         26,849            N/A         67,782
 Officer through September 30,   1994    595,000       215,000          7,428         21,363            N/A         66,303
 1996)

William Cavanaugh III,           1996   $525,000   $   315,000         $7,067       $ 22,030(11)        N/A       $ 50,542(12)
 President and Chief Executive   1995    445,000       250,000(10)      7,142         18,421            N/A         52,914
 Officer                         1994    420,000       152,000          6,267         12,932            N/A         50,308

William S. Orser,                1996   $321,000   $   125,000         $4,620       $ 10,628(13)        N/A       $ 38,497(14)
 Executive Vice President and    1995    306,000       125,000            651          8,493            N/A         38,999
 Chief Nuclear Officer           1994    291,770        80,000            517          5,004            N/A         35,050

Glenn E. Harder,                 1996   $234,000   $    90,000         $4,248       $  6,232(15)        N/A       $ 24,699(16)
 Executive Vice President and    1995    208,990        75,000            701          2,775            N/A         71,950
 Chief Financial Officer         1994     23,589        40,000            N/A            N/A            N/A         20,000(17)
 (employed as of October 31,
 1994)

James M. Davis, Jr.,             1996   $216,000   $    70,000         $3,815       $  4,688(18)   $ 63,637       $ 26,092(19)
 Senior Vice President           1995    206,000        66,000          1,004          2,695         12,170         28,142
                                 1994    186,458        37,000          1,145          1,347            N/A         26,963

Richard E. Jones,                1996   $264,257   $         0         $3,575       $  5,318(20)   $ 71,179       $ 24,496(21)
 Senior Vice President,          1995    217,000        65,000            836          3,344         12,170         28,598
 General Counsel and Secretary   1994    205,000        45,000          1,173          2,409         15,260         28,372
 (Resigned April 15, 1996)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

    (1)Consists of base salary prior to (i) employee contributions to the Stock Purchase-Savings Plan and (ii) voluntary deferrals, if any, under the Deferred Compensation Plan for Key Management Employees or the Executive Deferred Compensation Plan. See "Other Benefit Opportunities" on page 17.

    (2)Except as otherwise noted, consists of amounts awarded with respect to performance in the stated year under the Management Incentive Compensation Program. See "Other Annual Compensation Opportunities" on page 16.

    (3)Consists of gross-up payments for certain federal and state income tax obligations.

    (4)Consists of the value of performance units credited to the account of a participant to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made on behalf of the participant but for the deferral of salary under the Deferred Compensation Plan for Key Management Employees and compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended ("Replacement Units"). Replacement Units do not represent an equity interest in the Company and the crediting of such Units to a participant's account does not convey any voting rights. However, a Replacement Unit is equal in value at all times to a share of the Company's Common Stock. Additional Replacement Units are credited from time to time to reflect the payment of dividends on the underlying Common Stock. For participant's with less than five years of service with the Company, these Replacement Units vest two years from the end of the calendar year in which they are granted. Participants with five or more years of service with the Company are 100% vested in all Replacement Units credited to their accounts. Payment of the value of the Replacement Units will be made in cash and will generally be made at such time as a participant retires or is no longer a full-time employee of the Company. The amount of the payout will equal the market value of a share of the Company's Common Stock on the date of payout multiplied by the number of units credited to the account of the participant. See "Other Benefit Opportunities" on page 17. (In prior years, this column also included performance units awarded under the Long-Term Compensation Program. The Company has determined that awards granted under that Program are more properly characterized as "Long-Term Incentive Plan" awards, and the awards for 1996 are reported in the Long-Term Incentive Plan Awards Table. The "Restricted Stock Awards" and "All Other Compensation" columns of the Summary Compensation Table have been adjusted to conform to this method of reporting.)

    (5)Consists of the value of payouts of awards and dividends earned on those awards granted under the Company's Long-Term Compensation Program.

    (6)Amounts reported in this column have been adjusted to include dividends earned on awards granted under the Long-Term Compensation Program. These adjustments were necessitated by the Company's determination that awards granted under that Program are more properly characterized as Long-Term Incentive Plan awards rather than Restricted Stock Awards, and that dividends earned on those awards are reportable in the "All Other Compensation" column of the Summary Compensation Table.

    (7)Mr. Smith has elected to defer receipt of fifty percent of this amount to January 1, 1999, the second anniversary of his date of retirement.

    (8)Consists of 839 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (9)Consists of (i) $8,232 which represents Company contributions under the Stock Purchase-Savings Plan; (ii) $42,001 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program; and (iii) $38,552 which represents dividends earned in 1996 on performance units awarded under the Long-Term Compensation Program.

    (10)Mr. Cavanaugh has elected to defer receipt of twenty-five percent of this award until his date of retirement.

    (11)Consists of (i) 605 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (12)Consists of (i) $7,119 which represents Company contributions under the Stock Purchase-Savings Plan; (ii) $36,685 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life

Insurance Program; and (iii) $6,738 which represents dividends earned in 1996 on performance units awarded under the Long-Term Compensation Program.

    (13)Consists of 292 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (14)Consists of (i) $8,232 which represents Company contributions under the Stock Purchase-Savings Plan; (ii) $25,635 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program; and (iii) $4,630 which represents dividends earned in 1996 on performance units awarded under the Long-Term Compensation Program.

    (15)Consists of 171 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (16)Consists of (i) $7,107 which represents Company contributions under the Stock Purchase-Savings Plan; (ii) $14,413 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program; and (iii) $3,179 which represents dividends earned in 1996 on performance units awarded under the Long-Term Compensation Program.

    (17)Pursuant to an employment agreement, this amount was required to be treated as if it were a one-year deferral under the Deferred Compensation Plan for Key Management Employees.

    (18)Consists of 129 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (19)Consists of (i) $8,022 which represents Company contributions under the Stock Purchase-Savings Plan; (ii) $15,575 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program; and (iii) $2,495 which represents dividends earned in 1996 on performance units awarded under the Long-Term Compensation Program.

    (20)Consists of 146 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (21)Consists of (i) $9,169 which represents Company contributions under the Stock Purchase-Savings Plan; and (ii) $15,327 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                                                                         NUMBER OF
NAME                                                                                                     UNITS(1)
------------------------------------------------------------------------------------------------------  -----------

Sherwood H. Smith, Jr.,...............................................................................      70,668
  Chairman (Chief Executive Officer
  through September 30, 1996)

William Cavanaugh III,................................................................................       4,875
  President and Chief Executive Officer

William S. Orser,.....................................................................................       3,350
  Executive Vice President
  and Chief Nuclear Officer

Glenn E. Harder,......................................................................................       2,300
  Executive Vice President
  and Chief Financial Officer

James M. Davis, Jr.,..................................................................................       1,805
  Senior Vice President

(1)        Consists of the number of performance units awarded under the Long-Term Compensation
           Program in 1996, based on the market value of a share of Common Stock on the date of grant.
           (In past years, performance units awarded under the Long-Term Compensation Program were reported as Restricted Stock Awards. The Company has determined that awards granted under the Program are more properly characterized as Long-Term Incentive Plan awards.) The number of performance units awarded are recorded in a separate account for each participant.
           Performance units do not represent an equity interest in the Company and the crediting of such units to a participant's account does not convey any voting rights. However, a performance unit is equal in value at all times to a share of the Company's Common Stock.
           Additional units are credited to a participant's account from time to time to reflect the payment of dividends on the underlying Common Stock. Awards made under the Long-Term
           Compensation Program vest on the earlier of the date of death, the fourth month of the second year following grant or the date of normal, early or disability retirement. The
           Company will distribute in cash the aggregate value of the units related to an award as follows: one-third on the date of vesting; one-third one year following vesting; and the remaining one-third two years after vesting. In addition, a participant may make a one-time, irrevocable payment election to defer receipt of the payout until the fifth year following the grant of the award, the year following retirement, or over three years beginning in the year following retirement; provided, however, that the entire award must be paid on the earlier of the date of death, or the date of normal, early or disability retirement. This payment election must be made no later than the end of the year for which an award is made. See "Long-Term Compensation Opportunities" on page 16.

                               PENSION PLAN TABLE

---------------------------------------------------------
                     ESTIMATED ANNUAL PENSION AT NORMAL
                                 RETIREMENT
     AVERAGE             (YEARS OF CREDITED SERVICE)
   COMPENSATION
---------------------------------------------------------
                    10 YEARS   15 YEARS   15 1/2 OR MORE
                                               YEARS
---------------------------------------------------------
$190,000            $  76,000  $ 114,000     $117,800
 255,000              102,000    153,000     158,100
 320,000              128,000    192,000     198,400
 385,000              154,000    231,000     238,700
 450,000              180,000    270,000     279,000
 515,000              206,000    309,000     319,300
 555,000              222,000    333,000     344,100
 595,000              238,000    357,000     368,900
 635,000              254,000    381,000     393,700
 675,000              270,000    405,000     418,500
 715,000              286,000    429,000     443,300
 760,000              304,000    456,000     471,200
 795,000              318,000    477,000     492,900

--------------------------------------------------------------------------------
    The above table demonstrates senior executive pension benefits payable upon normal retirement under the Supplemental Retirement Plan and Supplemental Executive Retirement Plan at age 65 as a function of average annual income and years of service. Covered compensation under these plans consists only of the amounts in the Salary and Bonus columns of the Summary Compensation Table. Pursuant to the Supplemental Retirement Plan, a defined benefit plan, benefits are partially offset by Social Security payments and the monthly pension benefit payable upon retirement is based on final five years average compensation multiplied by 1.7% for each year of service up to a maximum of 60%. Benefits under the Supplemental Executive Retirement Plan are fully offset by Social Security benefits and by benefits paid under the Supplemental Retirement Plan. The monthly benefit payable upon retirement under this plan is equal to 4% of the average of a participant's highest three years of earnings for each year of credited service with the Company up to a maximum of 62%. Benefits listed in the table above do not reflect the Social Security or other offset. For purposes of benefits under these plans, Messrs. Smith, Cavanaugh, Davis, and Jones each have more than 15 1/2 years of credited service and are thereby entitled to the maximum percentage allowable in the benefit formula under these plans. Mr. Harder has five years of credited service, and Mr. Orser has three years of credited service.

                             EMPLOYMENT AGREEMENTS

    Messrs. Cavanaugh, Orser and Harder have entered into employment agreements with the Company. These agreements provide for base salary, bonuses, and participation in the various executive compensation plans offered to senior executives of the Company. Base salary increases and bonus amounts are determined by the Board of Directors' Committee on Personnel, Executive Development and Compensation, as described in "Report of Board Committee on Personnel, Executive Development and Compensation" below.

    None of the agreements provide a specific employment term; however, the agreements with Messrs. Cavanaugh and Orser state that employment is at the continued will of the parties. The agreements provide that upon termination or constructive termination of employment by the Company for any reason other than good cause, Messrs. Cavanaugh and Orser will be entitled to the continuation of salary and health benefits for 24 months. Constructive termination is defined in the agreements with Messrs. Cavanaugh and Orser as a change in the form of ownership of the Company or a change in the Chairman and Chief Executive Officer (or a material change in his responsibilities), and must be elected by the individual within one year of the occurrence of such a change. In addition, if Mr. Orser's employment is terminated after he has attained age 55 but before attaining age 60, the Company shall pay to him a retirement severance benefit of $153,912 per year (less benefits payable under the Supplemental Executive Retirement Plan). Mr. Cavanaugh received 14 years of credited service in the Supplemental Executive Retirement Plan and Mr. Harder received 3 years of credited service in that Plan.

    The agreements with Messrs. Cavanaugh and Orser provide that if employment under the agreements is terminated by the individual for any reason other than death or disability, he shall retain all vested benefits but shall not be entitled to any form of salary or health benefit continuance.

                     TERMINATION OF EMPLOYMENT ARRANGEMENTS

    Mr. Smith retired from the Company on December 31, 1996. In anticipation of his retirement, Mr. Smith entered into a personal services contract with the Company in 1996. Under the terms of the contract, Mr. Smith will perform, as a non-employee, the duties of the Chairman of the Company's Board of Directors and of the Executive Committee of said Board. Additionally, Mr. Smith will perform certain personal services, subject to the request and general direction of the Company's Chief Executive Officer, related to representing the Company and its subsidiaries in various areas, including industry, governmental, public relations, economic development, and civic matters, and assisting the Company in furthering its business purposes. Pursuant to the agreement, the Company will pay Mr. Smith for the services rendered as follows: $397,200 in 1997; $330,996 in 1998; and $148,950 from January 1, 1999 through September 30, 1999.

    Mr. Jones resigned from his full-time employment and status as an officer of the Company effective April 15, 1996. Pursuant to the terms of an agreement between Mr. Jones and the Company, Mr. Jones will perform various legal, consulting and other services for the Company from April 15, 1996 to September 30, 1997. The Company will pay Mr. Jones approximately $23,333 per month (less applicable withholdings) for those services, and he will have the right to participate in the employee benefits the Company offers. During the first twelve months following September 30, 1997, the Company will retain Mr. Jones to provide legal, consulting and other services to the Company as prescribed by the Chief Executive Officer. As compensation for these services, the Company will pay Mr. Jones $6,000 per month (less applicable withholdings). During the second twelve months following September 30, 1997, the Company will pay Mr. Jones $3,000 per month (less applicable withholdings) to provide these services to the Company. The Company will also complete Mr. Jones' contribution to the Deferred Compensation Plan for Key Management Employees in the total amount of $88,425. Mr. Jones will be entitled to retirement benefits under the various Company benefit plans in which he participated as a Senior Executive of the Company.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    During 1996 Sherwood H. Smith, Jr. was a member of the Management Resources and Compensation Committee of Wachovia Corporation. Leslie M. Baker, Jr., a Director of the Company, is the President and Chief Executive Officer of Wachovia Corporation.

                    REPORT OF BOARD COMMITTEE ON PERSONNEL,
                     EXECUTIVE DEVELOPMENT AND COMPENSATION

    The Company's executive compensation program is administered by the Committee on Personnel, Executive Development and Compensation of the Board of Directors (the "Committee"). The five-member Committee is composed entirely of independent outside Directors who are not eligible to participate; provided, however, that the Committee members will be eligible to participate in the 1997 Equity Incentive Plan which is proposed for shareholder approval later in this Proxy.

COMPENSATION PRINCIPLES

    The Company uses an independent executive benefits consulting firm to assist the Company in meeting its compensation objectives. Each year, this consulting firm provides the Committee with an analysis comparing overall compensation paid to the Company's executives with overall compensation paid to executives of a comparison group of electric utility companies. This comparison group consists of seven electric utility companies in the southeastern United States. While this comparison group is smaller than (i) the group of companies comprising the Standard & Poor's Uitility (Electric Power Companies) Index, which is a published industry index shown in the performance graph on page 20, and (ii) the group of companies utilized for performance comparisons in determining award eligibility under the Management Incentive Compensation Program and the Long-Term Compensation Program, the Committee believes these seven electric utility companies are appropriate for overall compensation comparisons, because they are similar to the Company in size, electric facilities, and geographic location.

    The Company's executive compensation program consists of four major elements: base salary; other annual compensation opportunities; long-term compensation opportunities; and other benefit opportunities. The Committee's objective in administering this program is to structure, through a combination of these elements, an overall compensation package for executives which approximates in value the median level to third quartile of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in 1996 met this objective.

    Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to the Company's Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is however, specifically exempt from the deduction limit. To qualify as exempt, compensation must be made pursuant to a plan that is (1) administered by a committee of outside directors, (2) based on achieving objective performance goals and (3) disclosed to and approved by the shareholders. The 1996 compensation disclosed in this proxy statement does not exceed the limit. As to future compensation, the Company does not have a policy that requires the Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m) of the Code. The Committee does, however, consider the impact of Section 162(m) when determining executive compensation and proposed the adoption of the 1997 Equity Incentive Plan in an effort to minimize the effect of this provision. Although the Committee is not required to qualify executive compensation paid to Company executives for exemption from Section 162(m), it will continue to consider the effects of
Section 162(m) when making compensation decisions.

    Set forth below is a description of the major elements of the Company's executive compensation program and their relationship to corporate performance, as well as a summary of the actions taken by the Committee with respect to the compensation of the Chief Executive Officer.

BASE SALARY

    Executives of the Company receive a base salary determined by the Committee based upon the value of their position compared to competitively established salary ranges, their individual performance and overall corporate performance. The Committee does not utilize specific targets or a specific mathematical formula in determining base salaries. During 1996, the Committee in its discretion approved increases in the base salaries of the Chairman, the Chief Executive Officer and the named executives, as set forth in the Summary Compensation Table. These increases were based on each executive's level of responsibility in the Company, the median level of compensation for executives in the comparison group of utilities, the achievement of corporate goals, and individual merit performance as qualitatively determined by the Committee.

OTHER ANNUAL COMPENSATION OPPORTUNITIES

    The Company sponsors a Management Incentive Compensation Program for its senior executives, department managers and selected key employees. In order for awards to be made under the program, a matching contribution must be earned by all employees under the corporate incentive feature of the Company's Stock Purchase-Savings Plan, a tax qualified 401(k) plan. Incentive matching contributions are earned by participating employees if at least five out of ten annual corporate goals are met. (See the description of the Stock Purchase-Savings Plan under "Other Benefit Opportunities" below.) In the event an incentive matching contribution is earned, the Committee compares the Company's return on common equity and electric revenue per kWh for the most recent three-year period with those of a comparison group that is comprised of the major electric utility companies in the eastern United States with nuclear and fossil generation. This twenty-three member comparison group is larger in number and more diverse in terms of size and geographic location than the comparison group utilized for overall compensation purposes. The Committee believes, however, that the additional size and diversity of this group is appropriate for comparisons based on corporate performance. This performance comparison group also differs from the group comprising the Standard & Poor's Utility (Electric Power Companies) Index shown in the performance graph on page
20. Participants are eligible for an award under this program only if the Company's performance criteria surpass the median of the performance criteria of the comparison group. If participants at or above the Department Head level of the Company are eligible for awards, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts. If participants below the Department Head level of the Company are eligible for awards, then the Chief Executive Officer has sole and complete authority to approve such awards. Awards consist of both a corporate component and noncorporate component. Award opportunities, expressed as a percentage of salary, are applicable to both components of an award. The corporate component of an award is based upon the overall performance of the Company. The noncorporate component of an award is based upon the level of attainment of group, departmental and individual performance measures. Those measures are evaluated in terms of three levels of performance--outstanding, target and threshold--each of which is related to a particular payout percentage. If earned, awards are either paid in cash in the succeeding year, or deferred to a later date, as elected by each individual participant. Deferred awards are recorded in the form of performance units. Each performance unit is generally equivalent to a share of the Company's common stock.

    The threshold requirements for award eligibility, as discussed above, were met and exceeded in 1996. At a meeting of the Committee on March 19, 1997, based on highly commendable performance, awards were made in the discretion of the Committee to the named executives including the Chief Executive Officer, as set forth in the Summary Compensation Table under the Bonus column.

LONG-TERM COMPENSATION OPPORTUNITIES

    The Company also sponsors a Long-Term Compensation Program. There are two award opportunities available under this program. The first is an award which may be made to attract and retain key executives or to recognize and reward sustained individual performance which has in the opinion of the Committee contributed significantly to the success of the Company. This type of award is granted in the discretion of the Committee considering the Company's overall performance and best interests, and it is not subject to specific criteria, specific targets, or a specific mathematical formula. The other award opportunity available under the Long-Term Compensation Program is an annual award. An annual award may be granted only if a contribution is earned by one or more groups of employees under the corporate incentive feature of the Company's Stock Purchase-Savings Plan. Additionally, the Company's performance, as measured by at least two of the following criteria for the most recent three-year period must surpass that of a comparison group consisting of the same companies as the comparison group utilized for performance comparisons under the Management Incentive Compensation Program as discussed above: return on common equity; electric revenue per kWh; and total return to shareholders. This comparison group is utilized for performance comparisons only and differs from the comparison group utilized for overall compensation comparisons (which is comprised of electric utilities that are generally similar in size, electric facilities, and geographic location to the Company), and the group comprising the Standard & Poor's Utility (Electric Power Companies) Index shown in the performance graph on page 20. In addition, other criteria may be established by the Committee in its discretion that may be of relevance to the overall success of the Company. If participants are eligible for an award, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts; provided, however, that no annual awards granted to any participant in any one year may exceed in value forty percent of that participant's salary for that year. The Committee does not utilize specific targets in determining award levels under the Long-Term Compensation Program.

    Awards made under the Long-Term Compensation Program are deferred and recorded in the form of performance units equal in value to the Company's Common Stock. A performance unit does not represent an equity interest in the Company and conveys no voting rights. However, a performance unit is equal in value at all times to a share of Common Stock and additional units are credited from time to time to reflect the payment of dividends on the Company's Common Stock. An award to a participant vests on the earlier of the date of death, the fourth month of the second year following the date of grant, or the date of normal, early or disability retirement. The Company will distribute in cash to a participant the value of the performance units credited to the participant's account as follows: one-third on the date the award vests; one-third one year after the date the award vests; and the remaining one-third two years after the date the award vests. Thus, the amount received by a participant is dependent upon the future performance of the Company and market value of Common Stock over a future four-year period after the award is granted. In addition, a participant may make a one-time, irrevocable payment election to defer receipt of the payout until the fifth year following the date of grant, the year following retirement, or over a three-year period beginning in the year following retirement; provided, however, that the entire award must be paid on the earlier of the date of death, or the date of normal, early or disability retirement.

    In September of 1996, the Committee granted a Long-Term Compensation Program award to Mr. Smith for "sustained individual outstanding performance which has contributed significantly to the growth and profitability of the Company." The award, which is permitted under the Plan, is set forth in the Long-Term Incentive Plan (LTIP) Awards Table. Since the conditions for annual awards under the Long-Term Compensation Program were satisfied in 1996, participants were eligible for annual awards for 1996. At a meeting on March 19, 1997, the Committee, in its discretion made an award, based on highly commendable performance, to Mr. Smith under the Long-Term Compensation Program. The Committee does not intend to grant additional awards under the Long-Term Compensation Program if the shareholders approve the proposed 1997 Equity Incentive Plan. Thus, other executives named in this Proxy who were eligible to receive awards for 1996 under the Long-Term Compensation Program were instead granted Performance Shares under the proposed 1997 Equity Incentive Plan. Those awards are contingent upon shareholder approval of the proposed Plan.

OTHER BENEFIT OPPORTUNITIES

    The following additional benefit opportunities are also available to the Company's senior executives:

    - The Company sponsors a Deferred Compensation Plan for Key Management Employees which allows a participant to defer until retirement up to 15% of the participant's annual compensation for one to four years. All employees at or above the department head level are eligible to participate in the plan. Upon retirement, the participant receives monthly supplemental retirement payments over a 180-month period.

    - Pursuant to the Executive Deferred Compensation Plan, all or a portion of an executive's salary may be deferred. There was no deferral of compensation in 1996 under this plan.

    - To replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made but for (i) the deferral of salary under the Executive Deferred Compensation Plan and the Deferred Compensation Plan for Key Management Employees and (ii) compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended, senior executives and other employees are credited with performance units equal in value to shares of the Common Stock of the Company. These performance units do not represent an equity interest in the Company and convey no voting rights to their owners. However, additional units are credited from time to time to reflect the payment of dividends on the Company's Common Stock. Unless otherwise determined by the Board, at the time a participant is no longer a full-time employee of the Company, he or she will receive cash equal to the market value of a share of Common Stock times the number of performance units credited to the account of the participant. (The vesting rules that apply to the Company's contributions to the Stock Purchase-Savings Plan apply to these plans as well.)

    - The Company has implemented an executive split dollar life insurance program which consists of two separate plans. The first plan provides life insurance coverage approximately equal to three times salary for senior executives. The second plan provides additional life insurance coverage approximately equal to five times salary for those officers of the Company who are also members of the Board of Directors.

    - The Company also provides broad-based employee benefit plans in which senior executives participate. Under the Stock Purchase-Savings Plan, a salary reduction plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, full-time highly compensated employees may invest up to 10% of earnings (up to a maximum of $9,500 in 1996) on a before-tax basis in the Company's Common Stock and other investment options. The Company makes a matching contribution of 50% of such investment (up to 3% of earnings) which is invested in Company Common Stock. Under an incentive feature, the Company's contribution may be increased by up to an additional 50% if certain corporate financial, operating, safety and customer satisfaction performance goals are met. The Company also sponsors the Supplemental Retirement Plan, a defined benefit plan which covers full-time employees who are at least twenty-one years old and have been employed for at least one year. The right to receive pension benefits under this plan is vested after five years. The monthly pension benefit payable upon retirement is based on final five years average compensation multiplied by 1.7% for each year of service up to a maximum of 60%, less projected age 65 Social Security benefits multiplied by 1.43% for each year of service up to a maximum of 50%.

    - The Supplemental Executive Retirement Plan provides a retirement benefit for eligible senior executives equal to 4% of the average of their highest three years of base salary and annual bonus for each year of credited service with the Company up to a maximum of 62%. Benefits under this plan are fully offset by Social Security benefits and by benefits paid under the Company's Supplemental Retirement Plan.

    - The Company's senior executives also receive certain perquisites and other personal benefits which in 1996 did not exceed the lesser of either $50,000 or 10% of the executive's salary and bonus. In addition, executives received gross-up payments in 1996 for related federal and state income tax obligations, as disclosed in the Summary Compensation Table on page 9.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Compensation in 1996 for Mr. Smith and Mr. Cavanaugh was consistent with the compensation principles described above and reflected performance of the Company and the individuals in 1995, as well as services in 1996. The determination of their compensation by the Committee was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, financial and operating performance, individual performance and other factors. Specific mathematical weights were not assigned to these factors. Overall compensation in 1996 approximated in value the median level of overall compensation paid to chief executive officers in the comparison group. The Committee considered the fact that 1996 was a superlative year for the Company in terms of earnings, operating performance, sales and costs for customers. Specifically, the Committee considered the Company's stock and total return, which continued to exceed the Standard & Poor's Utility (Electric Power Companies) Index average. That Index ranked the Company's stock third-highest in total return and highest among all utilities in the Southeast. The Committee also considered the fact that in 1996, all three of the Company's nuclear plants set a record for generation, while production costs decreased nearly 8 percent from 1995. The Company's kilowatt-hour sales grew by 2.9 percent in 1996 compared to 1995, while the cost to customer per kilowatt-hour declined. Fuel costs, the biggest portion of the Company's production expense, decreased, due in part to the Company's renegotiation of a major coal-supply contract. The Committee also took into account the fact that each of the nuclear plants have exceeded the long-term goals set in 1993 as part of a three-year plan. The Committee considered the fact that the leadership provided by Mr. Smith and Mr. Cavanaugh contributed significantly to the Company's success in achieving corporate goals, developing and implementing strategic initiatives, achieving national leadership in the fields of nuclear power and electric utility operations, pursuing additional earnings opportunities in telecommunications and energy-management services, and supporting the economic growth and quality of life in the Company's service area. Finally, the Committee considered Mr. Cavanaugh's achievements in assuming the role of Chief Executive Officer and Mr. Smith's sustained outstanding performance during the course of his career with the Company.

                                          Committee on Personnel, Executive
                                          Development and Compensation

                                          Charles W. Coker, Chairman
                                          Edwin B. Borden
                                          Robert L. Jones
                                          William O. McCoy
                                          J. Tylee Wilson

                              PERFORMANCE GRAPH

       The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Utility (Electric Power Companies) Index.

                       [GRAPH APPEARS HERE]


                     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG CAROLINA POWER & LIGHT COMPANY, S&P 500 STOCK INDEX
                   AND S&P UTILITY (ELECTRIC POWER COMPANIES) INDEX


                              Carolina             S&P              S&P
                              Power &              Utility          500
Measurement period            Light                -------          ----
(Fiscal Year Covered)         Company              Index            Index
--------------------          -------              ------           -----

Measurement PT-
12/31/91                      $ 100                 $ 100            $ 100

FYE 12/31/92                  $ 109                 $ 106            $ 108
FYE 12/31/93                  $ 125                 $ 119            $ 118
FYE 12/31/94                  $ 118                 $ 102            $ 120
FYE 12/31/95                  $ 162                 $ 134            $ 165
FYE 12/31/96                  $ 180                 $ 130            $ 203


* $100 Investment Beginning on December 31, 1991 in Stock or Index. Including reinvestment of dividends.

                                    PROPOSAL
                 APPROVAL OF THE CAROLINA POWER & LIGHT COMPANY
                           1997 EQUITY INCENTIVE PLAN

BACKGROUND
----------

    Below is a description of the Carolina Power & Light Company 1997 Equity Incentive Plan (the "Plan"), adopted by the Board of Directors of the Company on March 19, 1997. The Board unanimously recommends that the Plan be approved. In keeping with this recommendation, the Board has directed that the Plan be submitted to a vote of the shareholders at this Annual Meeting. If approved by the shareholders as proposed herein, the Plan will allow the Personnel, Executive Development and Compensation Committee (the "Committee") to make various types of awards to Key Employees, including Directors of the Company, its Affiliates and Subsidiaries.

    The Plan, along with other elements of the Company's compensation program, will support the stock ownership guidelines for Company officers, which were adopted by the Board at its December 11, 1996 meeting. These guidelines are designed to link the interests of Company executives with those of shareholders by ensuring that executives hold an ownership stake in the Company that is significant in comparison to their salaries, and thus have a sustained interest in the Company's long-term performance. The guidelines require executives to own Company "stock," including forms other than shares owned outright by an executive, valued at between one and four times their individual base salaries, depending upon their positions. Executives are encouraged to achieve their target ownership levels within five years.

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to a "Covered Participant," subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) is exempt from this limitation. The Plan sets forth a list of alternative Performance Measures, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the performance-based exception to Section 162(m). Under the Plan, the Committee may grant awards in a manner that qualifies them for the exemption for performance-based compensation, or it may grant awards that do not qualify for the exemption. The applicable conditions of the performance-based compensation exemption include, among others, a requirement that the shareholders of the Company approve the material terms of the Plan.

    Approximately 50 persons are currently eligible to participate in the Plan. The number of persons eligible to participate in the Plan and the number of grantees may vary from year to year.

    The Plan is a broad umbrella plan that allows the Company to enter into Award Agreements and/or adopt various individual Sub-Plans that will permit the grant of several different types of Awards. Contingent upon shareholder approval of the Plan, the Committee has approved a Performance Share Sub-Plan under which 40 Performance Share awards have been granted. The New Plan Benefits Table on page 27 describes the awards granted under this Sub-Plan. The Performance Share Sub-Plan is intended to replace the Company's Long-Term Compensation Program. The dollar amount that will be received when Awards granted under the Sub-Plan are paid out can increase or decrease depending on how the Company's total shareholder return performance compares over a three-year period to that of others in a peer group of companies. Thus, the Performance Share Sub-Plan ensures that participants' compensation is tightly linked to measurable performance.

    The Plan is reproduced in its entirety in Appendix A to this Proxy Statement, and all capitalized terms used but not defined either above or in the following description are used as defined in the Plan. The following description is qualified in all respects by reference to the full Plan document.

PLAN DESCRIPTION

PURPOSE

    The purposes of the Plan are to promote the interests of the Company and its shareholders by (i) attracting and retaining executive officers and other key employees who are essential to the Company's success; (ii) motivating executive officers and other key employees using performance-related and stock-based incentives that are linked to long-range performance goals and the interests of Company shareholders; and (iii) enabling such employees to share in the long-term growth and success of the Company.

ELIGIBILITY

    The Committee shall have sole and complete discretion to determine Key Employees, including officers and Directors, who shall be eligible to participate in the Plan, subject to the following limitations: (i) no member of the Committee or Director shall be eligible to participate in the Plan except with approval of the full Board; (ii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company shall be eligible to participate in the Plan; and (iii) only regular, full-time employees shall be eligible to participate in the Plan, except that Directors may be granted Non-Qualified Stock Options or Restricted Stock awards.

EFFECTIVE DATE AND DURATION

    Subject to the approval of the Company's shareholders, the Plan shall be effective as of January 1, 1997. The Plan shall expire on January 1, 2007; provided, however, that all awards made prior to, and outstanding on that date, shall remain valid in accordance with their terms and conditions.

ADMINISTRATION

    The Plan shall be administered and interpreted by the Committee, which is intended to be comprised of "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act") and to satisfy the "outside director" provisions of Section 162(m) of the Code. The Committee shall have sole and complete discretion to adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines and practices governing operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall also have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement and/or Sub-Plan, which need not be identical for types of awards nor for the same type of award to different Participants; (iii) to construe and interpret the Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

    Subject to adjustment as provided in the Plan, the maximum aggregate number of shares that may be issued over the years pursuant to Awards made under the Plan shall not exceed 5,000,000 Shares of Common Stock, which may be in any combination of Options, Restricted Stock, Performance Shares, or any other right or option. Shares of Common Stock may be available from the authorized but unissued Shares of Common Stock, or any Shares of Common Stock acquired by the Company, including Shares of Common Stock purchased in the open market. Except as provided below, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

    If (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter again be available for grant of an Award under the Plan.

    In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant, subject to Rule 16b-3 under the Exchange Act as interpreted by the Securities and Exchange Commission or its staff.

    The maximum Award that may be earned in the form of Restricted Stock, Performance Units, Performance Shares, or Other Stock-Based Awards to any Covered Participant under the Plan for any Performance Period is $1,500,000. The maximum number or Shares of Stock subject to Options, Stock Appreciation Rights and/or Restricted Stock granted to any Covered Participant for any Performance Period shall be 250,000 shares.

    The issuance of Stock or Shares under the Plan requires the registration of such Stock or Shares with the Securities and Exchange Commission, and the approval of the North Carolina Utilities Commission and the South Carolina Public Service Commission.

TYPES OF AWARDS

    The Plan is a broad umbrella Plan that allows the Company to enter into Award Agreements and adopt various individual Sub-Plans that will permit the grant of the following types of Awards: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Unit Awards or stock-based forms of Awards. The Plan sets forth certain minimum requirements for each type of Award. Detailed provisions regarding Awards will be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. The adoption of any such Sub-Plans shall not be subject to shareholder approval.

STOCK OPTIONS

    The Committee may grant Stock Options, including Nonqualified Stock Options (NQSOs) and Incentive Stock Options (ISOs) to Key Employees and Directors; provided, however, that Directors may only receive NQSOs. (Option grants to Directors must be approved by the full Board.) The terms and conditions applicable to each Option grant shall be detailed in an Award Agreement. Stock Option grants will entitle the Participant to purchase Stock at prices determined by the Committee at the time of grant.

The "Option Price" must not be less than 100% of the Fair Market Value of the Company's Common Stock on the Grant Date. Options granted under the Plan shall be exercisable at such times as the Committee determines; provided, however that no Option may be exercisable more than ten years from the Grant Date. The Option exercise price shall be payable to the Company in full by any one or a combination of the following: in cash or its equivalent, or by the delivery of Shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise. At the request of the Participant, the Company may, but shall not be required to cooperate in a Cashless Exercise of the Option.

STOCK APPRECIATION RIGHTS

    The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. The exercise price of each Stock Appreciation Right shall be determined by the Committee at the time of grant but shall in no event be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised.

RESTRICTED STOCK

    The Committee may grant shares of Restricted Stock to Participants in such amounts and for such duration and/or consideration as it shall determine. Each Restricted Stock grant shall be evidenced by an Award Agreement specifying the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The types of restrictions the Committee may specify in an Award Agreement include but are not limited to restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, such as the Performance Measures described in the Plan. Participants receiving Restricted Stock Awards generally are not required to pay for them (except applicable tax withholding) other than by the rendering of services to the Company.

    Restricted Stock covered by an Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. The minimum Period of Restriction shall be at least one year for performance-based grants of Restricted Stock. The Period of Restriction for non-performance-based grants of Restricted Stock shall be a minimum of three years. During that three year period the removal of restrictions on up to one-third of the shares may be permitted at the end of each year following the Grant Date. Restrictions on grants of Restricted Stock shall not be removed during the first year following the Grant Date except in the event of a Change in Control. Except as described above, the Committee shall not have the authority to reduce or remove restrictions or the Period of Restriction.

    During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares, and shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

PERFORMANCE-BASED AWARDS

    The Committee may issue Performance Awards in the form of either Performance Units or Performance Shares, subject to the Performance Measures and Performance Period it determines. The extent to which Performance Measures are met will determine the value of each Performance Unit or the number of Performance Shares earned by the Participant. The terms and conditions of each Performance Award will be set forth in an Awards Agreement and/or a Sub-Plan. Payment of the amount due upon settlement of a Performance Award shall be made in cash and/or Stock, paid in lump sum or installments as prescribed by the Committee.

OTHER STOCK-BASED AWARDS

    The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award which shall be specified in an Award Agreement.

AMENDMENT OF PLAN

    The Committee or Board may amend, suspend or terminate the Plan, in whole or in part, at any time; provided, however, that any amendment shall be made with shareholder approval where such approval is necessary to comply with applicable tax or regulatory requirements.

CHANGE IN CONTROL OR DIVESTITURE

    In the event of a Change in Control or a Divestiture, the Committee may accelerate the payment or vesting of any Award and release any restrictions on any Award.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax consequences to Participants and the Company relating to Options and other Awards that may be granted under the 1997 Equity Incentive Plan.

NON-QUALIFIED STOCK OPTION

    There will be no federal income tax consequences to either the optionee or the Company upon the grant of an NQSO. Upon exercise of an NQSO, the optionee generally will have taxable ordinary income equal to the difference between the current fair market value of the shares and the option price, and the Company will be entitled to a federal income tax deduction of that amount. The tax basis of the shares will equal the exercise price plus the amount of income recognized on exercise, and the holding period commences on the date the option is exercised. Subsequent disposition of the share will result in either short-term or long-term capital gain or loss to the optionee and will have no impact on the Company.

INCENTIVE STOCK OPTION

    There will be no federal income tax consequences to either the optionee or the Company upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, the optionee will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option price) that may result in alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date of exercise, any gain realized upon disposition will be taxable as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee violates the holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange, or (b) the fair market value of the shares on the date of exercise, over (2) the option price. Any remaining gain or loss will be treated as a capital gain or loss and the Company is not entitled to a deduction for said amount.

    An ISO which is exercised more than three months after the optionee terminates employment with the Company will be treated as an NQSO for federal income tax purposes.

OTHER AWARDS

    The federal income tax consequences of other Awards authorized under the Plan are generally in accordance with the following: Stock Appreciation Rights are taxed and deductible by the Company in substantially the same manner as NQSO's; Restricted Stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value of the Shares over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of the grant); cash dividends on Restricted Stock; Restricted Units, Performance Units, Performance Shares, Other Stock Unit Awards or stock-based forms of Awards and dividend equivalents generally are subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income.

PERFORMANCE SHARE SUB-PLAN
--------------------------

    The Performance Share Sub-Plan was established pursuant to the 1997 Equity Incentive Plan on March 19, 1997. The Committee approved the awards described in the table below, contingent upon shareholder approval of the 1997 Equity Incentive Plan.

                               NEW PLAN BENEFITS
          PERFORMANCE SHARE SUB-PLAN OF THE 1997 EQUITY INCENTIVE PLAN

                                                                                     DOLLAR         NUMBER OF
NAME AND POSITION                                                                     VALUE         UNITS(1)
---------------------------------------------------------------------------------  -----------  -----------------

William Cavanaugh III,...........................................................   $ 450,000          12,245
President and Chief Executive Officer

William S. Orser,................................................................     176,500           4,803
Executive Vice President and Chief Nuclear Officer

Glenn E. Harder,.................................................................     125,000           3,401
Executive Vice President and Chief Financial Officer

James M. Davis, Jr.,.............................................................     112,500           3,061
Senior Vice President

Executive Group..................................................................     986,000          26,829

Non-Executive Director Group.....................................................           0            None

Non-Executive Officer Employee Group.............................................     984,312          26,784

------------------------

(1) The dollar value of each Performance Share is $36.75, which was the closing price of a share of the Company's Common Stock on March 18, 1997, as published in the WALL STREET JOURNAL.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 EQUITY
INCENTIVE PLAN.                              ---

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP has been selected by the Board of Directors to serve as independent public accountants for the Company for the current year, having served in that capacity since 1930. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    The Company's 1996 Annual Report, which includes financial statements for the fiscal years ended December 31, 1996 and 1995 together with related notes, audited statements of income and changes in financial position for the three most recent years and the report of Deloitte & Touche LLP, independent public accountants, was mailed to shareholders of record as of the close of business on February 28, 1997.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    The deadline by which shareholder proposals must be submitted for consideration at the 1998 Annual Meeting of Shareholders is December 1, 1997.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

                                                                      APPENDIX A

                         CAROLINA POWER & LIGHT COMPANY
                           1997 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

    Carolina Power & Light Company (hereinafter referred to as the "Company"), a North Carolina corporation, hereby establishes the 1997 Equity Incentive Plan (the "Plan") to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related and stock-based incentives linked to longer-range performance goals and the interests of Company shareholders; and (iii) enabling of such employees to share in the long-term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine under its sole and complete discretion at the time of grant, subject to the provisions of this Plan document and applicable law.

SECTION 2. EFFECTIVE DATE AND DURATION

    The Plan was approved by the Committee and the Board of Directors on March 19, 1997. Subject to shareholder approval, the Plan shall be effective on January 1, 1997; however, any Award granted under this Plan shall be granted subject to shareholder approval, and no Stock, rights or Options may be sold, awarded or granted under the Plan until the Company has filed a Registration Statement under the Securities Act covering the shares of Stock to be issued under the Plan. The Plan shall expire on January 1, 2007; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

SECTION 3. DEFINITIONS

    Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

 3.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

 3.2 "Award" means individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or other Stock Unit Awards.

 3.3 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

 3.4 "Award Agreement" or "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

 3.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

 3.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

 3.7 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm. The date of exercise of a Cashless Exercise shall be the date the broker executes the sale of exercised Shares, or if no sale is made, the date the broker receives the exercise loan notice from the Participant to pay the Company for the exercised Shares.

 3.8 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to
     Section 13 or 15(d) of the Exchange Act; provided, that without limitation, such a Change in Control shall be deemed to have occurred at such time as a "person" (as used in Section 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote in elections of directors; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board shall be, for purposes of this subsection (b), considered as though such person were a member of the Incumbent Board. Notwithstanding the foregoing definition, no Change in Control shall be deemed to have occurred unless and until the Participant has actual knowledge from one of the following sources: a report filed with the Securities and Exchange Commission, a public statement issued by the Company, or a periodical of general circulation, including but not limited to The New York Times or The Wall Street Journal.

 3.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

3.10 "Committee" means the Personnel, Executive Development and Compensation Committee of the Board which will administer the Plan pursuant to Section 4 herein.

3.11 "Common Stock" or "Stock" means the Common Stock of the Company, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

3.12 "Company" means Carolina Power & Light Company, including all Affiliates and Subsidiaries, or any successor thereto.

3.13 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder.

3.14  "Department" means the Human Resources Department of the Company.

3.15 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

3.16  "Director" shall mean a non-employee member of the Board of Directors.

3.17 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "total disability" in the Long-term Disability Plan of the Company currently in effect and as amended from time to time; or (ii) a determination by the Committee of "Total Disability" based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

3.18 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed.

3.19 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but prior to age 65 under the provisions of the Company's Supplemental Retirement Plan. In the event of a change in the Supplemental Retirement Plan such that there is no longer a definition of "Early Retirement", for purposes of this plan "Early Retirement" shall continue to mean retirement before age 65 after reaching the 55th birthday together with completion of 15 years of Vesting Service, or after completion of 35 Vesting Years with no age limitation. "Vesting Service" shall continue to mean each year of employment with the Company in which a Participant works 1,000 hours.

3.20  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.21 "Executive Officer" means those individuals designated as "officers" for purposes of Section 16 of the Securities Exchange Act of 1934 by the Board pursuant to resolution adopted at a meeting of the Board held on March 20, 1991.

3.22 "Fair Market Value" means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no Shares were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select.

3.23 "Full-time Employee" means an employee designated by the Company's Department as being a "regular, full-time employee" who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part-time, temporary, leased or contract employees and consultants to the Company.

3.24 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 7 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

3.25 "Key Employee" means an officer or other employee of the Company, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company.

3.26 "Nonqualified Stock Option" or "NQSO" means an Option to purchase Stock, granted under Section 7 herein, which is not intended to be an Incentive Stock Option.

3.27 "Normal Retirement" means the retirement of any Participant under the Company's Supplemental Retirement Plan at age 65. In the event of a change in the Supplemental Retirement Plan such that there is no longer a definition of "Normal Retirement", for purposes of this plan "Normal Retirement" shall continue to mean retirement upon attaining the age of 65 years.

3.28  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

3.29 "Other Stock Unit Award" means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

3.30 "Participant" means a Key Employee or Director who has been granted an Award under the Plan.

3.31 "Performance Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

3.32 "Performance Measures" mean, unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general performance measures set forth in this article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, measure(s) chosen from among the following alternatives:

        (a) Total shareholder return (absolute or peer-group comparative)

        (b) Stock price increase (absolute or peer-group comparative)

        (c) Dividend payout as a percentage of net income (absolute or peer-group comparative)

        (d) Return on equity (absolute or peer-group comparative)

        (e) Return on capital employed (absolute or peer-group comparative)

        (f) Cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

        (g) Economic value added (income in excess of capital costs)

        (h) Cost per kWh (absolute or peer-group comparative)

        (i) Revenue per kWh (absolute or peer-group comparative)

        (j) Market share

        (k) Customer satisfaction as measured by survey instruments (absolute or peer-group comparative). The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward), except to the extent permitted under Code Section 162(m) to reflect accounting changes or other events.

3.33 "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

3.34 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

3.35 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the value of Stock in a manner deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

3.36 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

3.37 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 9 of the Plan.

3.38 "Person" shall have the meaning ascribed to such term in Section 3 (a) (9) of the Exchange Act and used in Sections 13 (d) and 14 (d) thereof, including a "group" as defined in Section 13 (d).

3.39 "Plan" means the Carolina Power & Light Company 1997 Equity Incentive Plan as herein described and as hereafter from time to time amended.

3.40 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 9 of the Plan.

3.41 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 31, 1996, effective August 15, 1996), or any successor rule as amended from time to time.

3.42 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

3.43 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

3.44  "Stock" or "Shares" means the Common Stock of the Company.

3.45 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the date of grant of the Stock Appreciation Right.

3.46  "Stock Unit Award" means an Award of Common Stock or units granted under
     Section 11 of the Plan.

3.47 "Sub-Plan" means a written document that permits the grant of Awards consistent with the provisions of this Plan.

3.48 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

SECTION 4. ADMINISTRATION

    4.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

    4.2 SELECTION OF PARTICIPANTS. The Committee shall have sole and complete discretion in determining those Key Employees and Directors who shall participate in the Plan. The Committee may request recommendations for individual Awards from the Chief Executive Officer of the Company and may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

    4.3 AWARD AGREEMENTS AND SUB-PLANS. Each Award granted under the Plan shall be granted either under the terms of an Award Agreement and/or a Sub-Plan. Award Agreements and Sub-Plans shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of transferability, a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant of the Award. If the Award is granted under the terms of an Award Agreement, the Award Agreement shall be signed by an authorized representative of the Company and the Participant, and a copy of the signed Award Agreement shall be provided to the Participant. If the Award is granted under the terms and conditions of a Sub-Plan, the Sub-Plan shall be approved by the Committee as an Exhibit to the Plan, and a copy of the Sub-Plan or a summary description thereof shall be provided to each Participant.

    4.4 COMMITTEE DECISIONS. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company's Board of Directors or shareholders prior to any such sale, award or grant.

    4.5 RULE 16B-3 AND SECTION 162(M) REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 or Section 162(m).

    4.6 INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

SECTION 5. ELIGIBILITY

    The Committee in its sole and complete discretion shall determine the Key Employees, including officers and Directors, who shall be eligible for participation under the Plan, subject to the following limitations: (i) no member of the Committee or Director shall be eligible to participate under the Plan except with full Board approval; (ii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of Stock shall be eligible to participate under the Plan, and (iii) only Full-time Employees shall be eligible to participate under the Plan, except that Directors may be granted Nonqualified Stock Options or Restricted Stock awards.

SECTION 6. SHARES SUBJECT TO THE PLAN

    6.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 6.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 5,000,000 Shares of Common Stock, which may be in any combination of Options, Restricted Stock, or any other rights or Option. Shares of Common Stock may be available from the authorized but unissued Shares of Common Stock, or any Shares of Common Stock acquired by the Company, including Shares of Common Stock purchased in the open market. Except as provided in Section 6.2 and 6.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

    6.2 LAPSED AWARDS OF FORFEITED SHARES. In the event that (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter again be available for grant of an Award under the Plan

    6.3 DELIVERY OF SHARES AS PAYMENT. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of Shares surrendered by the Participant, subject to Rule 16b-3 as interpreted by the Securities and Exchange Commission or its staff.

    6.4 CAPITAL ADJUSTMENTS. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events include but are not limited to the following:

(a) If the outstanding Shares of the Company are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Share, an appropriate and proportionate adjustment shall be made in:
    (i) the maximum number of shares of Stock available for the Plan as provided in Section 6.1 herein, (ii) the type of Shares or others securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase as to which such Options remain exercisable or Restricted Stock releasable.

(b) If other events not specified above in this Section 6.4, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of Shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable. Any adjustment as provided above shall be subject to any applicable restrictions set forth in Section 13 or in Section 162(m).

(c) Any adjustment made by the Committee pursuant to the provisions of this
    Section 6.4, subject to approval by the Board of Directors, shall be final, binding and conclusive. A notice of such adjustment, including identification or the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments, and shall be forfeited.

SECTION 7. STOCK OPTIONS

    7.1 GRANT OF STOCK OPTIONS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees and Directors as it shall determine, provided however, that Directors may only receive NQSO's. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Notwithstanding the preceding, grants to Directors must be approved by the full Board. Each Option grant shall have such specified terms and conditions detailed in an Award Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or a Nonqualified Stock Option.

    7.2 OPTION PRICE. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined at the time of grant and by the Committee, subject to the limitation that the Option Price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

    7.3 EXERCISABILITY. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option may be exercisable after the expiration of ten years from the Grant Date.

    7.4 METHOD OF EXERCISE. Options shall be exercised by the delivery of a written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, Stock certificates in an appropriate amount based upon the number of Shares with respect to which the option is exercised, issued in the Participant's name.

    7.5 NOTICE. Each Participant shall give prompt notice to the Company of any disposition of Shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the date of grant or one (1) year after the date of transfer of such Shares to the Participant upon the exercise of such Incentive Stock Option.

    7.6 MAXIMUM AWARD. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 8. STOCK APPRECIATION RIGHTS

    8.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan and applicable law, the Committee at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time.

    8.2 PRICE. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

    8.3 EXERCISE. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right.

    8.4 PAYMENT. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of Exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised.

    8.5 MAXIMUM AWARD. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 9. RESTRICTED STOCK

    9.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other considerations are satisfied as determined by the Committee at its sole discretion.

    9.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, including, but not limited to the Performance Measures set out in Section 3.33, and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such Shares under the Plan are listed.

    9.3 REMOVAL OF RESTRICTIONS. Except as otherwise noted in this Section 9, Restricted Stock covered by each Award made under the Plan shall be provided and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 9, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the stockholders of the Company. If the grant of Restricted Stock is performance based, the total Restricted Period for any or all shares or units of Restricted Stock so granted shall be no less than one (1) year. Any other shares of Restricted Stock issued pursuant to this Section 9 shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third ( 1/3) of the shares of Restricted Stock at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third ( 1/3) of the Shares at the end of each subsequent year. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the Grant Date, except in the event of a Change in Control.

    9.4 VOTING RIGHTS. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

    9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

    9.6 MAXIMUM AWARD. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 10. PERFORMANCE BASED AWARDS

    10.1 GRANT OF PERFORMANCE AWARDS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Measures and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

    10.2 VALUE OF PERFORMANCE AWARDS. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Measures in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Measures are met will determine the value of the Performance Unit to the Participant or the number of Performance Shares earned by the Participant. Such Performance Measures may be particular to a Participant, may relate to the performance of the Subsidiary or Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The terms and conditions of each Performance Award will be set forth in an Agreement and/or a Sub-Plan.

    10.3 SETTLEMENT OF PERFORMANCE AWARDS. After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Measures established by the Committee and set forth in the Agreement and/or Sub-Plan have been satisfied.

    10.4 FORM OF PAYMENT. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

    10.5 MAXIMUM AWARD. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 11. OTHER STOCK BASED AWARDS

    11.1 GRANT OF OTHER STOCK BASED AWARDS. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 7 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and
(ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") of the Award. The Award Agreement and/or Sub-Plan shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

    11.2 RULES. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

        (a) Common Stock or other securities issued pursuant to Other Stock Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. All rights with respect to such other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

        (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

        (c) The Committee, in its sole and complete discretion, may establish certain Performance Measures that may relate in whole or in part to receipt of the Stock Unit Awards.

        (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

        (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

SECTION 12. SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

    Unless the Committee in its sole discretion determines that any Award made to a Covered Employee is not intended to qualify for the exemption for performance-based compensation under Section 162(m), Awards subject to Performance Measures paid to Covered Participants under this Plan shall be governed by the conditions of this Section 12 in addition to the requirements of Sections 9, 10 and 11 above. Should conditions set forth under this Section 12 (when applicable) conflict with the requirements of Sections 9, 10, and 11, the conditions of this Section 12 shall prevail.

        (a) Performance Measures for Covered Participants shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date during the Performance Period as may be permitted under Section 162(m). Performance Measures for Covered Participants may include alternative and multiple Performance Measures and may be based on one or more business criteria.

        (b) All Performance Measures must be objective and must satisfy third party "objectivity" standards under Section 162(m).

        (c) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

        (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to the relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

        (e) The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 9, 10, and 11 for any Performance Period is $1,500,000. The maximum number of shares of Stock subject to Options, Stock Appreciation Rights and/or Restricted Stock granted to any Covered Participant for any Performance Period shall be 250,000 Shares.

        (f) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 12.

SECTION 13. GENERAL PROVISIONS

    13.1 WITHHOLDING. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld with respect to the Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

    13.2 NO RIGHT TO EMPLOYMENT. No granting of an Award shall be construed as a right to employment with the Company.

    13.3 RIGHTS AS SHAREHOLDER. Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such Shares. Notwithstanding the aforementioned with respect to Stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such Shares. As such, unless contrary to the provisions herein or in any such related Award Agreement, such stockholders shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder.

    13.4 CONSTRUCTION OF THE PLAN. The Plan, and its rules, rights, Agreements, Sub-Plans and regulations, shall be governed, construed, interpreted and administered in accordance with applicable Federal laws, or to the extent that Federal laws do not apply, the laws of the State of North Carolina. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, or portion of provision, of the Plan overall, which shall remain in full force and effect.

    13.5 AMENDMENT OF PLAN. The Committee or Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement for the performance-based compensation exception under
Section 162(m). The Committee in its discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

    13.6 AMENDMENT OF AWARD. At any time and in its sole and complete discretion, the Committee may amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations subsequent to the date of grant, and have an impact on the Award; or (ii) for any other reason not described in clause (i) provided the Participant gives his or her consent to such amendment.

    13.7 EXEMPTION FROM COMPUTATION OF COMPENSATION FOR OTHER PURPOSES. By accepting an Award under this Plan, each Participant agrees that such Award shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" for purposes of calculating benefits under pension, profit sharing, disability, severance, life insurance, and other employee benefit plans of the Company, except as otherwise provided in those benefit plans.

    13.8 LEGEND. In its sole and complete discretion, the Committee may elect to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

    13.9 EXECUTIVE OFFICERS AND COVERED PARTICIPANTS. All Award Agreements and/or Sub-Plans for Participants subject to Section 16(b) shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Committee, in its sole discretion, determines that an Award to a Covered Participant is not intended to qualify as exempt performance-based compensation

    13.10 CHANGE IN CONTROL. In the event of a Change in Control, the Committee may, in its sole and complete discretion, accelerate the payment or vesting of any Award and release any restrictions on any Awards.

    13.11 DIVESTITURE. In the event of a Divestiture, the Committee may, in its sole and complete discretion, accelerate the payment or vesting of any Award and release any restrictions on any Awards.

    13.12 UNFUNDED OBLIGATION. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants or any Designated Beneficiary. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or the Committee, and the Participants and/or any Designated Beneficiary. To the extent that any Participant or Designated beneficiary acquires a right to receive payments under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

    13.13 PLAN EXPENSES. All reasonable expenses of the Plan shall be paid by the Company.

                                     [MAP]

                   MAP SHOWING THE LOCATION OF THE COMPANY'S
                  1997 ANNUAL SHAREHOLDERS' MEETING TO BE HELD
                     AT THE NORTH CAROLINA MUSEUM OF ART IN
                      RALEIGH, NORTH CAROLINA APPEARS HERE

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                        ------------------------------
                        CAROLINA POWER & LIGHT COMPANY
                        ------------------------------

Mark box at right if an address change has been noted on the    / /
reverse side of this card.


Please be sure to sign and date this Proxy.         Date ______________________


  Shareholder sign here ____________________ Co-owner sign here _______________

DIRECTORS RECOMMEND VOTE FOR
                                                                With-    For All
1. Election of Directors as set forth in the Proxy    For       hold     Except
   Statement.                                         / /        / /       / /

                                  NOMINEES:
                      E. BORDEN, R. DAUGHERTY, R. JONES

   Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).

                                                      For      Against   Abstain
2. Approval of the 1997 Equity Incentive Plan.        / /        / /       / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.

                 Common Shares

                 $5.00 Preferred Shares

                 Serial Preferred $4.20 Shares

                 Serial Preferred $5.44 Shares

                 Serial Preferred $7.72 Shares

                 Serial Preferred $7.95 Shares

                 TOTAL RECORD DATE SHARES

                       CAROLINA POWER & LIGHT COMPANY
            411 FAYETTEVILLE STREET, RALEIGH, NORTH CAROLINA 27601

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

PROXY. The undersigned hereby appoints Sherwood H. Smith, Jr. and William Cavanaugh III, and each of them, as Proxies, with full power of substitution, to vote the shares of stock of Carolina Power & Light Company registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 7, 1997, at 10:00 a.m., and at any adjournment thereof, for the election of directors, upon the proposal set forth on the reverse side hereof, and upon other matters properly coming before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE BOARD OF DIRECTORS' PROPOSAL TO APPROVE THE 1997 EQUITY INCENTIVE PLAN, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE:
E. BORDEN, R. DAUGHERTY, R. JONES. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

                PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN
                    PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, or as custodian for a minor, please give full title as such. If a corporation, please have signed in full corporate name by any authorized officer, giving full title. If a partnership, sign in full partnership name by an authorized person, giving full title.

HAS YOUR ADDRESS CHANGED? COMPLETE BELOW.
NEW ADDRESS:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________